Exhibit No. 23

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88329) of MPS Group, Inc. of our report dated June 26, 2009 relating to the financial statements of MPS Group, Inc. Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Jacksonville, FL

June 26, 2009